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                                                                 Exhibit 99(i)


BROADWING                                          Press Release
-------------------------------------------------------------------------------

Investor contact:                                     Media contact:
Matt Booher                                           Thomas Osha
513.397.9904                                          513.397.7316
matt.booher@broadwing.com                             tom.osha@broadwing.com

                      BROADWING SELLS MAJORITY INTEREST IN
                     TELEPHONE DIRECTORY BUSINESS FOR $345M


     CINCINNATI--February 5, 2002--Broadwing Inc. (NYSE:BRW) today announced a definitive agreement to sell a substantial majority of Cincinnati Bell Directory, its yellow page directory publishing business, for $345 million in cash to a new company, CBD Media Inc., funded by Spectrum Equity Investors and operated by the existing Cincinnati Bell Directory management team.

Doug Myers, the current VP and GM of Cincinnati Bell Directory will be named President & CEO of CBD Media Inc.

Advertisers in the Cincinnati Bell Directory and the 2.4 million people who receive its directories will see no difference in the quality, branding, billing, sales, customer service, or management of the yellow page books. Cincinnati Bell Directory publishes 15 yellow page directories in the Greater Cincinnati/Northern Kentucky area.

"In making our decision, it was important to enter into a relationship assuring there will be virtually no change for our advertisers and readers," said Broadwing Chairman-elect and CEO Rick Ellenberger. "Broadwing will focus on its core communications business while CBD Media will continue to deliver the Cincinnati Bell Directory as we have always done."

Under the agreement:

     o The directories will continue to be published under the distinctive Cincinnati Bell Directory brand under a long term licensing agreement.

     o Broadwing will continue to act as the billing and customer service agent

     o Cincinnati Bell Directory's current partners, including LM Berry, will continue in their roles.

     o CincinnatiExchange.com, which provides online directory listings, shopping, news, and electronic services, will continue its integration and electronic linkage with Cincinnati Bell, the local communications subsidiary of Broadwing Inc.

     o    Employees of Cincinnati Bell Directory will become employees of CBD
          Media


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     o    Broadwing will remain a small minority owner in the business which will be accounted for on a cost basis

The sale is estimated to close within 30 days, subject to customary closing conditions. Merrill Lynch & Co. acted as the financial advisor to Broadwing.


ABOUT BROADWING
Broadwing Inc. (NYSE: BRW) is an integrated communications company. Broadwing leads the industry as the world's first intelligent, all-optical, switched network provider and offers businesses nationwide a competitive advantage by providing data, voice and Internet solutions that are flexible, reliable and innovative on its 18,500-mile optical network and its award-winning IP backbone. Local service subsidiary Cincinnati Bell is one of the nation's most respected and best performing local exchange and wireless providers with a legacy of unparalleled customer service excellence and financial strength. J.D. Power and Associates recently ranked Cincinnati Bell number one in customer satisfaction for both local residential telephone service and residential long distance among mainstream users. Cincinnati Bell provides a wide range of telecommunications products and services to residential and business customers in Ohio, Kentucky and Indiana. Broadwing Inc. is headquartered in Cincinnati, Ohio. For more information, visit www.broadwing.com.



NOTE: Information included in this news release contains forward-looking statements that involve potential risks and uncertainties. Broadwing's future results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, Broadwing's ability to maintain its market position in communications services, general economic trends affecting the purchase of telecommunication services, world and national events that may affect the ability to provide services, and its ability to develop and launch new products and services. More information on potential risks and uncertainties is available in the company's recent filings with the Securities and Exchange Commission, including the 2000 Form 10-K for Broadwing Inc. and Broadwing Communications Inc.



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